As filed with the Securities and Exchange Commission on March 26, 2010

File No. 33-81064

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MATERIAL SCIENCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	95-2673173
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2200 East Pratt Boulevard Elk Grove Village, Illinois	60007
(Address of Principal Executive Offices)	(Zip Code)

Material Sciences Corporation Savings and Investment Plan

(Full Title of the Plan)

Clifford D. Nastas

Chief Executive Officer

2200 East Pratt Boulevard

Elk Grove Village, Illinois 60007

(847) 439-2210

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 on Form S-8 (the “Post-Effective Amendment”) relates to the Registration Statement on Form S-8 (Registration No. 33-81064) filed with the Securities and Exchange Commission on July 1, 1994 (the “Registration Statement”) of Material Sciences Corporation, a Delaware corporation (the “Company”). The Registration Statement registered 500,000 shares of the Company’s common stock, par value $0.02 per share (the “Common Stock”), which were to be offered and sold pursuant to the Material Sciences Corporation Savings and Investment Plan (the “Plan”).

On September 1, 2009, the Company terminated the Plan feature that allowed Plan participants to invest in Company stock funds holding shares of Common Stock. Accordingly, as of September 1, 2009, no new investments in Common Stock could be made under the Plan. This Post-Effective Amendment is being filed to deregister all shares of Common Stock and related plan interests not heretofore sold pursuant to the Registration Statement. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such Common Stock and plan interests.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elk Grove Village, State of Illinois, on March 26, 2010.

MATERIAL SCIENCES CORPORATION

By:	/S/ CLIFFORD D. NASTAS
Name:	Clifford D. Nastas
Title:	Chief Executive Officer

/S/ CLIFFORD D. NASTAS	Chief Executive Officer and Director
Clifford D. Nastas	(Principal Executive Officer)

/S/ JAMES D. PAWLAK	Vice President, Chief Financial Officer,
James D. Pawlak	Corporate Controller and Corporate Secretary
(Principal Financial and Accounting Officer)

/S/ TERRY BERNANDER	Director
Terry L. Bernander

/S/ FRANK L. HOHMANN III	Director
Frank L. Hohmann III

/S/ SAMUEL LICAVOLI	Director
Samuel Licavoli

/S/ PATRICK J. MCDONNELL	Director
Patrick J. McDonnell

/S/ JOHN P. REILLY	Non-Executive Chairman of the Board
John P. Reilly

/S/ DOMINICK J. SCHIANO	Director
Dominick J. Schiano

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